Arthur Schmidt & Associates, Inc. Tel (516) 767-7676 Fax (516) 767-7177 Email: asa@arthurschmidt.com	for: TASKER CAPITAL CORP. (TKER.OB)

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Joan M. Harper Arthur Schmidt & Associates, Inc. 516-767-7676

TASKER TO CONDUCT CONFERENCE CALL ON RECENT COMPANY DEVELOPMENTS

DANBURY, CT, – Dec. 6, 2005 – Tasker Capital Corp. (TKER) will hold a conference call, including Q&A, to review recent company developments on Thursday, Dec. 8, 2005 at 9:00 AM EST. To participate in the call by telephone please dial 1-800-289-0572 at least 10 minutes before the call is scheduled to begin (no passcode is necessary). A live audio webcast of the call will also be available to the public on a listen-only basis. To listen to the webcast go to https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrmdddcnvwdrwr or go to www.taskerproducts.com and click on the webcast link. The webcast will be available on-line until 12 Noon January 8, 2006.

An audiotape playback of the conference call will begin by 12 Noon EST and run through 12 Noon on Tuesday, December 13th. To access the playback dial toll free 1-888-203-1112 and enter reservation #5183844.

Tasker is a manufacturer, distributor and marketer of products with various applications that use the pHarlo technology. The pHarlo technology utilizes a highly charged and acidified, yet stable and safe, solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets: Close Call™, an oral hygiene breath drink, and Unifresh™ Footbath, a hoof care product for dairy cows.
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The information and opinions contained in this release have been furnished and approved by Tasker Capital Corp. We are retained by them as investor relations counsel.